EXHIBIT 10.7

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “Amendment”) is made as of this 18th day of April, 2019, by and between 56 MECHANIC FALLS ROAD, LLC, a Delaware limited liability company with a mailing address of 53 Forest Avenue, Old Greenwich, Connecticut 06870 (“Landlord”), and KBS BUILDERS, INC., a Delaware corporation with a mailing address of 300 Park Street, Paris, Maine 04271 (“Tenant”).

WHEREAS, Landlord and Tenant are parties to a certain Lease Agreement dated April 3, 2019 (the “Lease”), which Lease pertains to certain property located at or about 56 Mechanic Falls Road in the Town of Oxford, County of Oxford, and State of Maine, as more fully described in the Lease (referred to herein as the “Leased Premises”); and

WHEREAS, the Commencement Date (as defined in the Lease) under the Lease is scheduled to occur on the Acquisition Date (as defined in the Lease) and parties desire to amend the Commencement Date.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the parties, intending to be legally bound, hereby agree as follows:

1.    Amendment to Commencement Date. The term “Commencement Date,” as used in the Lease, is hereby amended to mean the later of (i) the Acquisition Date; or (ii) the date that Landlord is able to deliver possession of the Leased Premises to Tenant.

2.    Capitalized Terms. Capitalized terms that are used but not defined in this Amendment but that are defined in the Lease have the meaning ascribed to such terms in the Lease.

3.    Ratifications. The Lease, as amended by this Amendment, remains in full force and effect and is hereby ratified and confirmed.

4.    Successors and Assigns. This Amendment is binding upon and inures to the benefit of the parties hereto and their respective successors and assigns (but the foregoing is not to be construed as consent on the part of Landlord to any assignment by Tenant of the Lease, as amended by this Amendment).

5.    Governing Law. This Amendment and all claims and/or causes of action (whether arising in contract, in tort, or by statute) that may be based upon, arise out of, or relate to this Amendment, shall be governed by, and enforced in accordance with, the laws of the State of Maine, without regard or reference to conflicts of law principles.

6.    Multiple Counterparts. This Amendment may be executed in multiple counterparts, each of which will constitute an original, and all of which, taken together, will constitute a single instrument.

{Signature Page Follows}

IN WITNESS WHEREOF, Landlord and Tenant have caused this Amendment to be executed by their duly authorized undersigned representatives as of the day and year first written above.

WITNESS:	LANDLORD:
56 Mechanic Falls Road, LLC

By: /s/ David J. Noble
Name: David J. Noble
Title: President

TENANT:
KBS Builders, Inc.

By: /s/ Erik Soderland	By: /s/ Daniel M. Koch
Name: Daniel M. Koch
Title: President

SEEN AND AGREED TO:
GUARANTOR
ATRM Holdings, Inc.

By: /s/ Erik Soderland	By: /s/ Daniel M. Koch
Name: Daniel M. Koch
Title: President & CEO

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